EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 1, 2008, with respect to the financial statements and internal control over financial reporting included in the Annual Report of Pharmasset, Inc. on Form 10-K for the year ended September 30, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Pharmasset, Inc. on Form S-8 (File No. 333-142630, effective May 4, 2007) and on Form S-3 (File No. 333-151749, effective June 26, 2008).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

December 11, 2008